EXHIBIT 99.1
EQUITY INNS DECLARES THIRD QUARTER 2007 DIVIDENDS
GERMANTOWN, TN —September 12, 2007 — Equity Inns, Inc. (NYSE: ENN), the third largest hotel real estate investment trust (REIT), today announced that its Board of Directors has declared quarterly cash dividends for the third quarter 2007 of $0.25 per common share and $0.546875 per Series B preferred share and $0.50 per Series C preferred share.
The record date for the common share dividend and the preferred dividends is September 28, 2007. The common share dividend is payable on the earlier of the third business day after the closing date of the Company’s pending merger with an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) or November 1, 2007. Dividends for the Series B and Series C preferred shares are payable on October 31, 2007.
Separately, the Board of Directors also intends to declare at a future date a pro rated dividend on the Company’s common shares, subject to obtaining stockholder approval of the previously announced merger of the Company with Whitehall and the satisfaction or waiver of the other closing conditions to the merger. If declared, the record date for the pro rated dividend will be the close of business on the last business day prior to the merger effective time. The per share amount of the pro rated dividend will be an amount equal to $0.25 per common share, multiplied by the number of days elapsed since the last dividend record date (i.e., September 28, 2007) through and including the day prior to the effective date of the merger, and divided by the actual number of calendar days in the fourth quarter of 2007. The pro rated dividend will be paid on the third business day after the closing date of the Company’s pending merger with Whitehall.
About Equity Inns
Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company, which ranks as the third largest hotel REIT based on number of hotels, currently owns 136 hotels with 16,235 rooms located in 35 states.
Important Information
In connection with the proposed merger, Equity Inns, Inc. filed a definitive proxy statement with the SEC on August 24 2007. The definitive proxy statement contains information about Equity Inns, Inc., the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the definitive proxy statement from Equity Inns, Inc. by mail, shareholders can obtain the definitive proxy statement, as well as other filings containing information about Equity Inns, Inc., without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Equity Inns, Inc. at www.equityinns.com or by directing such request to Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, TN 38138, Attention: Investor Relations.

Equity Inns, Inc. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information about Equity Inns, Inc.’s directors and executive officers and their ownership of Equity Inns, Inc.’s common stock is set forth in the definitive proxy statement referenced above, the proxy statement for Equity Inns, Inc.’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2007 and Equity Inns, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007. Shareholders may obtain additional information regarding the interests of Equity Inns, Inc. and its directors and executive officers in the merger, which may be different than those of Equity Inns, Inc.’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.
Forward Looking Statements
Certain matters discussed in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws and involve risks and uncertainties. The words “may,” “plan,” “project,” “anticipate,” “believe,” “estimate,” “forecast, “expect,” “intend,” “will,” and similar terms are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause our actual performance to be materially different from the expectations expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to complete the merger with an affiliate of Whitehall on the terms and the conditions set forth in the agreement and plan of merger, the ability of the Company to cope with domestic economic and political disruption, war, terrorism, states of emergency or similar activities; risks associated with debt financing; risks associated with the hotel and hospitality industry; and availability of capital. These risks and uncertainties are described in greater detail in our 2006 Annual Report on Form 10-K filed on February 28, 2007, and our other periodic filings with the United States Securities and Exchange Commission (SEC). We undertake no obligation and do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.
CONTACT: Equity Inns, Inc.
Howard Silver, Mitch Collins
901-322-4823
      or
ICR, LLC.
Brad Cohen,
203-682-8211